Exhibit 1.1
EXECUTION VERSION
$1,000,000,000
HANESBRANDS INC.
6.375% Senior Notes due 2020
Purchase Agreement
November 4, 2010
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
          Hanesbrands Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 6.375% Senior Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of August 1, 2008 (the “Base Indenture”), as supplemented by a Supplemental Indenture (the “Supplemental Indenture”) dated as of November 9, 2010 (the Base Indenture, as supplemented by the Supplemental Indenture, being called the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Branch Banking and Trust Company, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”). The Indenture is unlimited in aggregate principal amount, although the issuance of Securities in this offering is limited to $1,000,000,000. The Company may issue an unlimited principal amount of additional securities having identical terms and conditions as the Securities (the “Additional Securities”). Any Additional Securities will be part of the same series of the Securities that the Company is currently offering and holders of any Additional Securities will vote on all matters with holders of the Securities.
          The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (as defined herein) (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors may be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.
          The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
          The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated November 4, 2010 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Term Sheet, dated November 4, 2010 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).
          All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
          The Company hereby confirms its agreements with the Initial Purchasers as follows:
          1. Purchase of the Securities by the Initial Purchasers
          (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98% of the principal amount thereof plus accrued interest, if any, from November 9, 2010 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
          (b) The Company understands that the Initial Purchasers intend to make a private placement of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Final Offering Memorandum. The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.
          (c) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on November 9, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
          (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the Trustee, as custodian for The

Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 12:00 P.M., New York City time, on the business day prior to the Closing Date.
          (e) The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Initial Purchasers of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company or the Guarantors. The Company agrees that it will not claim that the Initial Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          (f) Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:
(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex B to this Agreement;
(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and
(iii) it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
          2. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 2 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
          (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 1(f) hereof and with the procedures set forth in Section 5 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
          (b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
          (c) Eligibility for Resale under Rule 144A. The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
          (d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(b), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
          (e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.
          (f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

          (h) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and the Guarantors, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.
          (i) Authorization of the Securities, the Guarantees and the Exchange Securities. The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date and the Guarantees of the Exchange Notes when issued will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
          (j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
          (k) Description of the Securities and the Indenture. The Securities, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
          (l) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
          (m) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Memorandum, (i) there has not been any change in the capital stock (except as a result of exercises of outstanding stock options, vesting of restricted stock units and transactions pursuant to the Company’s employee stock purchase plan, not to exceed 50,000 shares of common stock of the Company in the aggregate) or long-term debt of the Company or any of its subsidiaries (except for a borrowing of $227.0 million under the revolving credit facility to fund the GearCo. Inc. acquisition and ordinary course borrowings under the revolving credit facility contained in the Company’s existing senior secured credit facility (the “Senior Secured Credit Facility”) and the accounts receivable securitization facility), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum.
          (n) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company or the Guarantors of their obligations under the Securities and the Guarantees, respectively (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the fiscal year ended January 3, 2010, other than Hanesbrands International (Thailand) Ltd., a company formed under the laws of Thailand and EPLD Temporary Corp., a Delaware corporation, each of which was formed after January 3, 2010, and Yoctogenix (Proprietary) Limited, a company formed under the laws of South Africa, GearCo, Inc., a Delaware corporation, GFSI Holdings, Inc., a Delaware corporation, GFSI, Inc., a Delaware corporation, CC Products, Inc., a Delaware corporation, Event 1, Inc., a Kansas corporation, GFSI Southwest, S. de R.L. de C.V., a company formed under the laws of Mexico, and GFSI Canada Company, a company formed under the laws of Canada, each of which was acquired by the Company after January 3, 2010 and its subsidiaries.
          (o) Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and shares held by other persons to satisfy applicable legal requirements, as could not reasonably be expected to result in a Material Adverse Effect) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, encumbrances or other restrictions pursuant to the Senior Secured Credit Facility or any lien, encumbrance or other restrictions with respect to any foreign subsidiary which would not reasonably be expected, individually or in aggregate, to result in a Material Adverse Effect. For the purpose of this Agreement, “subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person and one or more other subsidiaries of such person.

          (p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Indenture and the Registration Rights Agreement (collectively, the “Transaction Documents”), the issuance and sale of the Securities (including the Guarantees) and the Exchange Securities, and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
          (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.
          (s) Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Offering Memorandum that are not so described in the Offering Memorandum.
          (t) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
          (u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) exist pursuant to the Senior Secured Credit Facility; or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (v) Title to Intellectual Property. Except as could not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trade secrets, trademark registrations, service mark registrations, copyrights, licenses and know-how necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with any such rights of others, except those that (i) exist pursuant to the Senior Secured Credit Facility or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others and the Company’s or its subsidiaries’ intellectual property rights are not being infringed by third parties.
          (w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Offering Memorandum and that is not so described.
          (x) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
          (y) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any such taxes that are currently being contested in good faith and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof, except in any case in which the failure so to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
          (z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect (any such license, certificate, permit or authorization, a “Material License”); and except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Material License or has any reason to believe that any Material License will not be renewed in the ordinary course.
          (aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.
          (bb) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any

Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
          (cc) Compliance With ERISA. Except as described in the Offering Memorandum or as would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption or transactions that have previously been corrected in accordance with applicable correction procedures; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) to the best knowledge of the Company, no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred for which notice to the PBGC either has been waived or has been provided; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default or pursuant to the agreement with the PBGC dated September 8, 2009) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
          (dd) Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
          (ee) Accounting Controls. The Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Memorandum, there are no material weaknesses in the Company’s internal controls, on a consolidated basis.
          (ff) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.
          (gg) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (ii) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (jj) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.
          (kk) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for restrictions permitted under the indenture governing the Company’s existing floating rate Senior Notes due 2014 and fixed rate Senior Notes due 2016.
          (ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
          (mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
          (nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
          (oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
          (qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          3. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:
          (a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to Merrill Lynch, Pierce, Fenner & Smith Incorporated a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which Merrill Lynch, Pierce, Fenner & Smith Incorporated promptly and reasonably objects.
          (b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.

          (c) Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Company and the Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.
The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 6 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
          (d) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
          (e) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
          (f) Additional Issuer Information. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).
          (g) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
          (h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”.
          (i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
          (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.
          (l) No Restricted Resales. During the one year period after the date of this Agreement, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.
          (m) Legended Securities. Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
          4. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
          (a) Representations and Warranties. The representations and warranties of the Company and each of the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and each of the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
          (b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
          (c) No Material Adverse Change. No event or condition of a type described in Section 2(m) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.
          (d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Pricing Disclosure Package and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(c) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (b) above.

          (e) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
          (f) Opinions & Certificate of Counsel for the Company. Each of (i) Kirkland & Ellis LLP, counsel for the Company, (ii) Hogan & Hartson LLP, special Colorado counsel for the Company, and (iii) Venable LLP, special Maryland counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their respective written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1, A-2 and A-3 hereto, respectively. Joia M. Johnson, General Counsel of the Company, shall have furnished to the Representatives a certificate to the effect set forth in Annex A-4 hereto.
          (g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
          (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
          (i) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
          (j) Indenture; Registration Rights Agreement. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.
          (k) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
          5. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

          (a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex B hereto, which Annex B is hereby expressly made a part hereof.
          (b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
          (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
          6. Indemnification and Contribution.

          (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.
          (b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any and all losses, claims, damages or liabilities (or actions and proceedings in respect thereof) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements in set forth in the ninth and tenth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.
          (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Merrill

Lynch, Pierce, Fenner & Smith Incorporated and any such separate firm for the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total initial purchaser discounts and commissions received by the Initial Purchasers on the other in connection therewith, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’

obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.
          (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
          7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over the counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any material disruption in securities settlement and clearance services or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.
          9. Defaulting Initial Purchaser
          (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non- defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.
          (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.
          10. Payment of Expenses
          (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication and the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and the Company’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers subject to a maximum amount of $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company (but not the Initial Purchasers) in connection with any “road show” presentation to potential investors.
          (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.
          11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
          12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.
          13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
          14. Miscellaneous

          (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.
          (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: (646) 855-5958); Attention: Jami L. Friedman. Notices to the Company shall be given to it at Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (fax: (336) 714-3638), Attention: Joia M. Johnson, General Counsel, with a copy to Gerald T. Nowak, P.C., Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, IL 60654 (fax: (312) 862-2200).
          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
          (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
          (g) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below

GEARCO, INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Vice President – Treasurer

On behalf of each of the Guaranteeing Subsidiaries below: GFSI HOLDINGS, INC. GFSI, INC. CC PRODUCTS, INC. EVENT 1, INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Vice President and Treasurer

HANESBRANDS INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Senior Vice President and Treasurer

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DIRECT, LLC
HANESBRANDS DISTRIBUTION, INC.
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
JASPER-COSTA RICA, L.L.C.
PLAYTEX DORADO, LLC

PLAYTEX INDUSTRIES, INC. SEAMLESS TEXTILES, LLC UPCR, INC. UPEL, INC.
By:	/s/ Richard D. Moss
	Name:	Richard D. Moss
	Title:	Treasurer

Accepted: November 4, 2010

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Thomas M. Brown
Authorizing Signatory

BARCLAYS CAPITAL INC.

By	/s/ Benjamin Burton

Authorizing Signatory
HSBC SECURITIES (USA) INC.

By	/s/ Diane M. Kenna

Authorizing Signatory

J.P. MORGAN SECURITIES LLC

By	/s/ Joseph Stephanak

Authorizing Signatory

GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.

Authorizing Signatory

Schedule 1

Initial Purchaser	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$180,000,000
Barclays Capital Inc.	180,000,000
HSBC Securities (USA) Inc.	180,000,000
J.P. Morgan Securities LLC	180,000,000
Goldman, Sachs & Co.	70,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	35,000,000
Fifth Third Securities, Inc.	35,000,000
PNC Capital Markets LLC	35,000,000
RBC Capital Markets, LLC	35,000,000
Scotia Capital (USA) Inc.	35,000,000
SunTrust Robinson Humphrey, Inc.	35,000,000
Total	$1,000,000,000

S-1-1

Schedule 2
Guarantors
BA International, L.L.C.
Caribesock, Inc.
Caribetex, Inc.
CASA International, LLC
Ceibena Del, Inc.
Hanes Menswear, LLC
Hanes Puerto Rico, Inc.
Hanesbrands Direct, LLC
Hanesbrands Distribution, Inc.
HBI Branded Apparel Enterprises, LLC
HBI Branded Apparel Limited, Inc.
HbI International, LLC
HBI Sourcing, LLC
Inner Self LLC
Jasper-Costa Rica, L.L.C.
Playtex Dorado, LLC
Playtex Industries, Inc.
Seamless Textiles, LLC
UPCR, Inc.
UPEL, Inc.
GearCo, Inc.
GFSI Holdings, Inc.
GFSI, Inc.
CC Products, Inc.
Event 1, Inc.

S-2-1

Annex A-1
Form of Opinion of Kirkland & Ellis LLP
SEE ATTACHED.

300 North LaSalle
Chicago, Illinois 60654

Facsimile:
(312) 862-2000	(312) 862-2200

www.kirkland.com
November 9, 2010
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
Barclays Capital Inc.,
HSBC Securities (USA) Inc.,
J.P. Morgan Securities LLC and
Goldman, Sachs & Co.
          and the other Initial Purchasers
          named in Schedule A hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
One Bryant Park
New York, NY 10036

Re:	Offering of $1,000,000,000 in aggregate principal amount of 6.375% Senior Notes due 2020 of Hanesbrands Inc.
Ladies and Gentlemen:
     We are issuing this letter in our capacity as special counsel for Hanesbrands Inc., a Maryland corporation (the “Company”), and the Guarantors (as defined below) with respect to the matters described herein. This letter is being delivered in response to the requirement in Section 4(f) of the Purchase Agreement, dated November 4, 2009 (the “Purchase Agreement”), among the Company, the guarantors listed on Schedule B hereto (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., HSBC Securities (USA) LLC and Goldman, Sachs & Co., as the representatives of the several Initial Purchasers named in Schedule A hereto (collectively, “you” or the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $1,000,000,000 in aggregate principal amount of the Company’s 6.375% Senior Notes due 2020 (the “Notes”) to be issued under the Indenture, dated as of August 1, 2008 (the “Base Indenture”), between the Company and Branch Banking and Trust Company, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture thereto dated as of the date hereof among the Company, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”). The Notes will be guaranteed pursuant to the guarantees to be issued by the Guarantors on the date hereof pursuant to the terms of the Indenture (the “Guarantees” and, together with the Notes, the “Securities”).
     In connection with the preparation of this letter, we have among other things read:
(a)	the Preliminary Offering Memorandum, dated November 4, 2010, covering the offer and sale of the Notes (the “Offering Memorandum”), as supplemented by the pricing term sheet dated November 4, 2010, containing, among other things, certain pricing and other terms of the Notes (collectively, the “Time of Sale Information”);

(b)	the documents specifically incorporated by reference or deemed to be incorporated by reference in the Time of Sale Information and the Offering Memorandum (together, the “Incorporated Documents”);

(c)	an executed copy of the Purchase Agreement;

(d)	an executed copy of the Indenture;

(e)	an executed copy of the Registration Rights Agreement;

(f)	the executed Notes and the executed Guarantees;

(g)	certified copies of the certificates of incorporation, certificates of formation, by-laws, limited liability company agreements or operating agreements of the entities identified in Schedule B, as applicable (the “Organizing Documents”);

(h)	a certified copy of resolutions adopted by the members and the management committee, manager, management board or boards of directors, as the case may be, of the Company and each of the Guarantors relating to the offering, sale and issuance of the Securities;

(i)	certificates of good standing, with respect to the Company and each of the Guarantors, as supplemented by electronic bringdowns thereof dated the date hereof;

(j)	the certificate of Joia M. Johnson, Secretary of the Company, dated the date hereof, including all exhibits thereto;

(k)	the certificate of Richard Moss, Treasurer of the Company, dated the date hereof, furnished to the Initial Purchasers pursuant to Section 4(d) of the Purchase Agreement;

(l)	copies of all certificates and other documents delivered in connection with the sale of the Securities on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement;

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(m)	copies of the documents listed on Schedule C hereto; and

(n)	such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the advice set forth herein.
     The Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities, are collectively referred to herein as the “Transaction Documents.”
     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:
1.	Each of the Guarantors is a corporation or limited liability company existing and in good standing under the relevant law of its state of incorporation or formation, as the case may be, and as set forth on Schedule B. The Company is in good standing under the jurisdictions set forth on Schedule D.

2.	Each of the Guarantors has full corporate power or limited liability company power, as applicable, and authority to own, lease and operate its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum.

3.	The Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantors and duly executed and delivered by the Company.

4.	The Indenture has been duly authorized, executed and delivered by each of the Guarantors and duly executed and delivered by the Company and, assuming due authorization by the Company, and due authorization, execution and delivery by the Trustee, the Indenture is a valid and binding obligation of the Company and each of the Guarantors and is enforceable against the Company and each of the Guarantors in accordance with its terms.

5.	The Notes have been duly executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the Purchase Agreement (assuming the due authorization of the Indenture by the Trustee and the Company and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

6.	The Guarantees have been duly authorized by each of the Guarantors and, when the Notes are issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, will constitute the legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms.

7.	The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Guarantors and duly executed and delivered by the

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Company. Assuming the due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement is a valid and binding obligation of the Company and each of the Guarantors in accordance with its terms.

8.	The Board of Directors, Board of Managers or Sole Member, as applicable, of the Company and each of the Guarantors has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of, in the case of the Company, the Exchange Securities and, in the case of the Guarantors, the Exchange Guarantees. No approval by the equityholders or unit holders, as applicable, the Company or the Guarantors is required.

9.	The statements in the Time of Sale Information and the Offering Memorandum under the headings “Description of Notes” insofar as such statements purport to summarize terms of the Securities, the Indenture or other documents referred to therein, are correct in all material respects.

10.	The execution and delivery of the Transaction Documents by the Company and the Guarantors and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not result in (i) any violation of any Specified Law, constitute a violation, or result in a breach of any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company or the Guarantors may be subject as a result of the Initial Purchasers’ legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Securities Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)) or (ii) default, under any existing obligation of the Company or its Subsidiaries under any provision of any Specified Contract (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such Specified Contract), or (iii) conflict or violate any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company or any of the Guarantors.

11.	No consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers and the Securities Guarantees or the consummation by the Company or the Guarantors of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Trust Indenture Act, the security or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc., as to which we express no opinion in this paragraph.

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12.	No registration under the Securities Act is required in connection with the sale of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, and the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Notes in the initial resale there of are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U.S. persons in connection with the offers and sales made in reliance upon Regulation S under the Securities Act, (ii) the accuracy and completeness of the representations of the Company and the Initial Purchasers set forth in Section 2 of the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers, the Company and the Guarantors.

13.	None of the Company or any of the Guarantors is, and after giving effect to the application of proceeds as set forth under “Use of proceeds” in the Time of Sale Information and the Offering Memorandum, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     Except as described above, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.
     Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our view prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. To the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y.

5

C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.
     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that each such document was duly authorized, executed and delivered (other than with respect to the authorization by the Guarantors and execution and delivery by the Company and the Guarantors) and each constitutes a valid and binding obligation of each party to that document (other than the Company and the Guarantors) and that each such party (other than the Company and the Guarantors) has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.
     Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual knowledge obtained in acting as legal counsel to the Company at the time this letter is delivered on the date it bears by the following lawyers currently with Kirkland & Ellis LLP (after consultation with such attorneys of the firm as we deemed appropriate) who have represented the Company in connection with (i) the offering contemplated by the Time of Sale Information and the Offering Memorandum and (ii) any prior offerings of securities of the Company: Gerald T. Nowak, P.C., Theodore A. Peto, Michael Chu, and John O. Gunderson.
     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed appropriate. We have also, without conducting any research or investigation with respect thereto, relied upon the opinions of: (i)Venable LLP for certain matters of Maryland law, (ii) Hogan Lovells US LLP for certain matters of Colorado law and (iii) Foulston Siefkin LLP for certain matters of Kansas law. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates. We have made other assumptions which we have deemed appropriate for this letter.
     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, or the federal law of the United

6

States to the extent specifically referred to herein (the “Specified Laws”), and represents our view as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. In our view, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no view as to what law might be applied by any other courts to resolve any issue addressed by our letter and we express no view as to whether any relevant difference exists between the laws upon which our advice is based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.
     None of the advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth or incorporated by reference in (or omitted from) the Preliminary Offering Memorandum and the Offering Memorandum or (iii) any rules and regulations of the Financial Industry Regulatory Authority, Inc. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.
     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent advice.
     This letter is being furnished to you solely in your capacity as initial purchasers in connection with the sale of the Securities to you pursuant to and as contemplated by the Purchase Agreement and may only be relied upon by you in your capacity as such. Without our written consent: (i) no person (including, without limitation, subsequent purchasers of the Securities) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statements, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.
Sincerely,
KIRKLAND & ELLIS LLP

7

Schedule A
Initial Purchasers
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Barclays Capital Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
Fifth Third Securities Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.

Schedule B

Jurisdiction of
Name of Guarantor	Formation/Incorporation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
Ceibena Del, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Distribution, Inc.	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HbI International, LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Seamless Textiles, LLC	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware
GearCo, Inc.	Delaware
GFSI Holdings, Inc.	Delaware
GFSI, Inc.	Delaware
CC Products, Inc.	Delaware

Schedule C
Company’s Material Contracts
1.	Rights Agreement, dated as of September 1, 2006, between Hanesbrands Inc. and Computershare Trust Company, N.A.

2.	Form of Rights Certificate, pursuant to the Rights Agreement, dated as of September 1, 2006, between Hanesbrands Inc. and Computershare Trust Company, N.A.

3.	Master Separation Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

4.	Tax Sharing Agreement, dated as of August 31, 2006, by and among Sara Lee Corporation and its Affiliates and Hanesbrands Inc. and its Affiliates

5.	Employee Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

6.	Master Transition Services Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

7.	Real Estate Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

8.	Indemnification and Insurance Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

9.	Intellectual Property Matters Agreement, dated as of August 31, 2006, between Sara Lee Corporation and Hanesbrands Inc.

10.	Indenture, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Branch Banking and Trust Company, as Trustee.

11.	Indenture, dated as of August 1, 2008, among the Hanesbrands Inc., certain subsidiaries of Hanesbrands, Inc., and Branch Banking and Trust Company, as Trustee.

12.	First Supplemental Indenture, dated December 10, 2009, among Hanesbrands, Inc., certain subsidiaries of Hanesbrands, Inc. and Branch Banking and Trust Company, as Trustee.

13.	Receivables Purchase Agreement dated as of November 27, 2007 among HBI Receivables LLC and the Registrant, JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, Falcon Asset Securitization Company LLC, Bryant Park Funding LLC, and HSBC Securities (USA) Inc., as amended through the date of this opinion letter.

14.	Amended and Restated Credit Agreement, dated December 10, 2009, among the Company as borrower, the various financial institutions and other persons from time to time party thereto as lenders, Barclays Bank PLC and Goldman Sachs Credit Partners L.P., as the co-documentation agents, Bank of America, N.A. and HSBC Securities (USA) Inc., as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and JPMorgan Securities Inc., Banc of America Securities LLC, HSBC Securities (USA) Inc. and Barclays Capital, as the joint lead arrangers and joint bookrunners.

Schedule D
Company’s Jurisdictions of Good Standing
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Hawaii
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Lousiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
New York
Nevada
Ohio
Oklahoma
Oregon

Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Vermont
Washington
Wisconsin
West Virginia
Wyoming

Annex A-2
Form of Opinion of Hogan & Hartson LLP, Special Colorado Counsel to the Company
SEE ATTACHED.

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202
T +1 303 899 7300
F +1 303 899 7333
www.hoganlovells.com
November 9, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Barclays Capital Inc.,
HSBC Securities (USA) Inc.,
J.P. Morgan Securities Inc. and
Goldman, Sachs & Co.
As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     We are acting as special Colorado counsel to Hanesbrands Direct, LLC, a Colorado limited liability company (the “Colorado Guarantor”), in connection with the issuance and sale pursuant to Indenture, dated as of August 1, 2008 (the “Base Indenture”), as supplemented by the Supplemental Indenture, dated as of November 9, 2010 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among Hanesbrands Inc., a Maryland corporation (the “Issuer”), the Colorado Guarantor and the other guarantors named therein, and Branch Banking and Trust Company, as trustee (the “Trustee”), of $1,000,000,000.00 in aggregate principal amount of the Issuer’s 6.375% Senior Notes due 2020 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest on the Notes on an unsecured senior basis by the Colorado Guarantor (the “Colorado Guarantee”) and certain other guarantors (such guarantees together with the Colorado Guarantee, the “Guarantees”), and the sale of the Notes pursuant to a Purchase Agreement, dated as of November 4, 2010 (the “Agreement”) among the Issuer, you (collectively with the other initial purchasers named therein, the “Initial Purchasers”), the Colorado Guarantor and the other guarantors named therein and the Offering Memorandum, dated November 4, 2010 (the “Offering Memorandum”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 4(f) of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

Merrill Lynch, Pierce, Fenner & Smith Incorporated et. al
November 9, 2010

     For purposes of the opinions, which are set forth in paragraphs (a) through (f) below (the “Opinions”), and the other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed. The Agreement, the Indenture and the Registration Rights Agreement among the Issuer, the Colorado Guarantor, the other guarantors named therein and the Initial Purchasers dated as of November 9, 2010 (the “Registration Rights Agreement”) are hereafter referred to collectively as the “Transaction Documents.”
     In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.
     As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Colorado Guarantor.
     For purposes of this opinion letter, we have assumed that (i) each party to the Transaction Documents (other than the Colorado Guarantor) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Documents and each of such other parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Colorado Guarantor, (ii) each of such other parties has duly authorized, executed and delivered the Transaction Documents to which it is a party, (iii) each of such other parties is validly existing and in good standing in all necessary jurisdictions, (iv) each of the Transaction Documents constitutes a valid and legally binding obligation of such other parties thereto, enforceable against each of such other parties in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Transaction Documents and the conduct of all parties to the each of the Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Transaction Documents. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.
     For purposes of the opinions set forth in paragraphs (e) and (f) below, we have made the further assumptions: (i) all orders, judgments, decrees, agreements and contracts would be enforced as written; (ii) that the Issuer and Colorado Guarantor will not in the future take any

Merrill Lynch, Pierce, Fenner & Smith Incorporated et. al
November 9, 2010

discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that the Issuer and the Colorado Guarantor will obtain all permits, consents and governmental approvals required in the future, and take all actions required, which are relevant to subsequent consummation of the transactions contemplated under the Transaction Documents or performance of the Transaction Documents; and (iv) that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.
     The Opinions are based as to matters of law solely on applicable provisions of Colorado law, as currently in effect.
     Based upon, subject to and limited by the limitations and qualifications set forth in this opinion letter, we are of the opinion that:
     (a) The Colorado Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Colorado.
     (b) The Colorado Guarantor has the limited liability company power (i) to execute, deliver and perform it obligations under the Transaction Documents and (ii) to own, lease and operate its current properties and to conduct its business in as described in the Offering Memorandum.
     (c) The Transaction Documents have been duly authorized, executed and delivered by the Colorado Guarantor.
     (d) The Colorado Guarantee has been duly authorized and executed by the Colorado Guarantor.
     (e) The execution, delivery and performance on the date hereof by the Colorado Guarantor of the Transaction Documents and the issuance and sale of the Colorado Guarantee do not violate (i) any Colorado statute or any rule or regulation that has been issued pursuant to any Colorado statute, (ii) the articles of organization or the limited liability company agreement of the Colorado Guarantor, as applicable, or (iii) to our knowledge, any court or administrative order, judgment or decree that names the Colorado Guarantor and is specifically directed to it or any of its property.
     (f) No approval or consent of, or registration or filing with any Colorado governmental agency is required to be obtained or made by the Colorado Guarantor under the Colorado Limited Liability Company Act, as amended, in connection with the execution, delivery and performance on the date hereof by the Colorado Guarantor of the Transaction Documents.
     In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of:

Merrill Lynch, Pierce, Fenner & Smith Incorporated et. al
November 9, 2010

(i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
     Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.
     We express no opinion herein as to any other laws and regulations not specifically identified above (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the Opinions). The opinions set forth in paragraphs (e) and (f) are based upon a review of only those laws and regulations that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Transaction Documents. We express no opinion herein as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or laws or regulations of any political subdivision below the state level.
     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
Very truly yours,
HOGAN LOVELLS US LLP

Merrill Lynch, Pierce, Fenner & Smith Incorporated et. al
November 9, 2010

SCHEDULE 1
1.	Executed copy of the Agreement.

2.	Executed copy the Registration Rights Agreement.

3.	The Offering Memorandum.

4.	A copy of the executed form of Notes.

5.	Executed copy of the Indenture.

6.	Executed copy of the Colorado Guarantee.

7.	The Articles of Organization of the Colorado Guarantor, as certified by the Secretary of State of the State of Colorado on November 3, 2010 and certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

8.	Certificate of Good Standing of the Colorado Guarantor issued by the Secretary of State of the State of Colorado dated November 8, 2010.

9.	The Limited Liability Company Agreement of the Colorado Guarantor, as certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

10.	That certain written consents of the Board of Managers of the Colorado Guarantor approving, among other things, the Agreement, the Indenture, the Registration Rights Agreement and the Colorado Guarantee, dated November 4, 2010, as certified by the Secretary of the Colorado Guarantor on the date hereof as being complete, accurate and in effect.

11.	Hogan Lovells US LLP litigation docket.

Annex A-3
Form of Opinion of Venable LLP, Special Maryland Counsel to the Company
SEE ATTACHED.

November 9, 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.,
     as representatives of the several Initial Purchasers
c/o Banc of America Securities LLC,
One Bryant Park
New York, New York 10036
Branch Banking & Trust Company, as Trustee
     under the Indenture referred to below
200 South College Street, 9th Floor
Charlotte, NC 28202-3214
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston Salem, NC 27105
     Re: Hanesbrands Inc.
Ladies and Gentlemen:
     We have served as Maryland counsel to Hanesbrands Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company to the Initial Purchasers (as defined below) of $1,000,000,000 aggregate principal amount of Senior Notes due 2020 (the “Securities”) pursuant to that certain Purchase Agreement, dated as of November 4, 2010 (the “Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several purchasers named in Schedule I thereto ( together, the “Initial Purchasers”), the Company and the Guarantors named therein.
     This opinion is being delivered to you at the request of the Company in connection with Section 6(g) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Agreement. This firm did not participate in the negotiation or drafting of the Agreement.
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise

Merrill Lynch, Pierce, Fenner & Smith Incorporated, et al.
November 9, 2010

identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
     1. The Preliminary Offering Memorandum, dated November 4, 2010, and the Final Offering Memorandum, dated November 4, 2010 (together, the “Offering Memorandum”), related to the offering of the Securities;
     2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
     3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
     5. The following documents (together, the “Note Documents”):
          (a) The Agreement;
          (b) The Indenture, dated as of August 1, 2008, among the Company, the guarantors named therein and Branch Banking & Trust Company, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated November 9, 2010, by and between the Company, the guarantors named therein and the Trustee with respect to the Securities (as so supplemented, the “Indenture”);
          (c) The Registration Rights Agreement, dated as of November 9, 2010, among the Company, the Guarantors named therein and the Initial Purchasers; and
          (d) The Global Note evidencing the Securities;
     6. Resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things, the execution and delivery by the Company of the Note Documents and the issuance of the Securities and the Exchange Securities (as defined in the Registration Rights Agreement), certified as of the date hereof by an officer of the Company;
     7. A certificate executed by an officer of the Company, dated as of the date hereof, relating to certain factual matters; and

Merrill Lynch, Pierce, Fenner & Smith Incorporated, et al.
November 9, 2010

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In expressing the opinion set forth below, we have assumed the following:
     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
     5. The Exchange Securities, if and when issued, will have substantially identical terms as the Securities and be issued in exchange therefor as contemplated by the Indenture, the Agreement and the Offering Memorandum.
     The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, et al.
November 9, 2010

     2. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum under the caption “Summary” and to enter into and perform its obligations under the Note Documents, including the issuance of the Securities and the Exchange Securities.
     3. The execution, delivery and performance of its obligations under the Note Documents have been duly authorized by all necessary corporate action of the Company. The Securities have been duly authorized by the Company for issuance and sale pursuant to the Agreement and the Indenture. The Exchange Securities have been duly authorized for issuance by the Company. The Note Documents have been duly executed and delivered by the Company.
     4. The execution, delivery and performance by the Company of its obligations under the Note Documents and the consummation by the Company of the transactions contemplated thereby, including the sale and issuance of the Securities and the Exchange Securities by the Company, do not and will not conflict with the Charter or Bylaws or with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.
     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that each of the Note Documents provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those judgments, rulings, decrees, orders, statutes, rules and regulations of any court or other government agency or body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type discussed in such paragraph. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, et al.
November 9, 2010

     This opinion is being furnished to you solely for your benefit in connection with the Note Documents. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Kirkland & Ellis LLP, counsel to the Company, and Latham & Watkins LLP, counsel to the Initial Purchasers, who may rely on this opinion as if it were addressed to them for the purpose of delivering their opinions of even date herewith pursuant to the Note Documents) without, in each instance, our prior written consent.
Very truly yours,

Annex A-4
Form of Certificate of the Company’s General Counsel
I, Joia M. Johnson, the duly appointed Executive Vice President, General Counsel, and Corporate Secretary of Hanesbrands Inc., a Maryland corporation (the “Company”), pursuant to Section 4(f) of the Purchase Agreement dated November 4, 2010 (the “Purchase Agreement”) among the Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Goldman, Sachs & Co. as representatives (the “Representatives”) of the several Initial Purchasers set forth on Schedule 1 thereto (the “Initial Purchasers”), hereby certify, solely in my capacity as an officer of the Company (and not in my individual capacity), subject to the limitations set forth herein, that:
Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, I have no knowledge of any legal, governmental or regulatory actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Purchase Agreement; and to my knowledge, no such actions, suits or proceedings are threatened by any governmental or regulatory authority or are threatened by others.
     For purposes of this certificate, my “knowledge” is based entirely on my conscious awareness as of the date hereof after consultation with those attorneys in my legal department and outside counsel whom I have deemed appropriate. I do not assume any obligation to update this certificate by reason of any fact about which I did not have knowledge as of the date hereof, or for any other reason. I have relied without independent verification upon factual information provided to me by the Company and my staff. I have assumed that there has been no relevant change between the dates as of which the information cited in the preceding sentence was given and the date of hereof. This certificate is furnished to the Initial Purchasers pursuant to Section 4(f) of the Purchase Agreement. Without my prior consent, this certificate may not be relied upon or furnished to any other person. All capitalized terms which are defined in the Purchase Agreement and used but not otherwise defined herein shall have the meanings given in the Purchase Agreement.

Annex B
     Each Initial Purchaser understands that:
     Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
     Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

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